UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Brinker International, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SUPPLEMENT TO

NOTICE OF THE 2019 ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT DATED OCTOBER 4, 2019

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

ON NOVEMBER 20, 2019

This Supplement, dated November 14, 2019, provides updated information with respect to the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Brinker International, Inc. (“Brinker”) to be held on Wednesday, November 20, 2019.

On October 4, 2019, Brinker commenced distributing to its shareholders a Notice of Annual Meeting of Shareholders and Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of Brinker (the “Board”), should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

On November 7, 2019, Mr. John W. Chidsey, a member of the Board and a nominee for election as a director at the Annual Meeting, gave notice of his decision to resign from the Board, effective as of November 11, 2019, to pursue other opportunities. Therefore, the nomination of Mr. Chidsey is withdrawn, and no other nominee for election at the Annual Meeting will be named in place of Mr. Chidsey. We expect the Board to reduce the size of the Board from 9 to 8 directors before the Annual Meeting.

Voting Matters

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards already returned by shareholders will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy cards returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Chidsey because he has resigned from the Board and is no longer standing for election. If you have not yet returned your proxy card or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Chidsey’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy card or voting instructions, is available in the Proxy Statement.